Exhibit 99.1

Athenex Expands its Strategic Partnership with Guangzhou Xiangxue Pharmaceutical through a Licensing Agreement for its Product Candidates Oral Paclitaxel and Oral Irinotecan, as well as Tirbanibulin Ointment, in China, Hong Kong and Macao

The agreement covers China, Hong Kong and Macao (the “Territory”) and represents an expansion of the existing relationship between the two companies.

Athenex will receive payments of up to $200 million which include an upfront, development, sales and other milestone payments. In addition, the agreement has a double-digit tiered royalty payment scheme that incentivizes a strong collaborative partnership.

This deal highlights the global value of Athenex’s advancing pipeline and platform technologies.

BUFFALO, N.Y., December 16, 2019 – Athenex, Inc. (Nasdaq: ATNX), a global biopharmaceutical company dedicated to the discovery, development, and commercialization of novel therapies for the treatment of cancer, today announced that it has expanded its strategic partnership with Chinese drug company, Guangzhou Xiangxue Pharmaceutical Co., Ltd. (“Xiangxue”), to exclusively develop and commercialize Athenex’s oncology product candidates Oral Paclitaxel (both the capsule and the tablet formulations), Oral Irinotecan, as well as Tirbanibulin (KX2-391, also known as KX-01) Ointment, including for the treatment of actinic keratosis (AK) in the Territory.

Under the terms of the license agreement, subject to the satisfaction of certain conditions, Athenex will receive an upfront payment of $30 million. Athenex will also be eligible to receive development, sales and other milestone payments up to $170 million, and tiered royalties ranging from the sub-teen to low twenties based on annual net sales of licensed products in the Territory and a percentage of sublicensing revenue. The total deal size is potentially $200 million, excluding the royalty payments.

The agreement provides for joint decision making through a Joint Steering Committee with respect to the development and commercialization of the licensed products in the Territory. Athenex and Xiangxue will jointly lead the clinical development programs with Athenex to coordinate the global drug development efforts while Xiangxue will oversee commercialization activities in the Territory.

Mr. YongHui Wang, Chairman and CEO of Xiangxue, said, “We are thrilled about this strategic partnership extension with Athenex in China which complements our successful collaboration on KX2-361 (also known as KX-02) for brain tumors (including glioblastoma multiforme) and TCR-T immunotherapy. Our collaboration has been highly rewarding, and we have also witnessed Athenex’s strong execution track record, in terms of research and development as well as business expansion. The oral paclitaxel and encequidar data are extremely exciting, with clear benefits on tumor response, improved survival and less neuropathy. We believe the results pave the way for oral irinotecan to follow its success. The promising tirbanibulin data have also shown significant clinical benefits to patients with AK in two randomized, controlled clinical studies. Our assessment is that there is compelling market potential for oral paclitaxel and encequidar in China, and that tirbanibulin ointment will address an underserved market in AK.”

“This extended strategic partnership, together with KX2-361, expands our novel drug portfolio into a strong pipeline consisting of two Phase 3 product candidates with positive clinical trial results, one product candidate with proof-of-concept data that is ready to advance to Phase 2, and one Phase 1 product candidate,” continued Mr. YongHui Wang. “We expect the partnership will enable us to lead these innovative therapies into commercialization and position us to further tap into one of the largest and most promising healthcare markets worldwide. We will be expanding our marketing and sales capacity to allow us to maximize the potential of these exciting opportunities.”

Dr. Johnson Lau, Chief Executive Officer and Chairman of Athenex, stated, “We are pleased with the extension on the strategic partnership with Xiangxue, and their confidence in our clinical data. We believe this serves as an important validation of our science and product portfolio. We have selected Xiangxue as our partner based on our long term productive collaboration, and because their commitment to develop this portfolio is aligned with our global strategy. Xiangxue also plans to expand its marketing and sales infrastructure to focus on China to capture the full potential of these products. We look forward to leading the global clinical development of these advanced clinical stage products with the ultimate goals of serving patients and addressing the attractive market opportunities that exist in China.”

The Orascovery platform was initially developed by Hanmi Pharmaceuticals and licensed exclusively to Athenex for all major worldwide territories except Korea, which is retained by Hanmi.

Athenex has an exclusive license agreement with Almirall, S.A. to the rights to tirbanibulin ointment in the following territories: USA, European Union, Russia and Turkey. Details of this arrangement were disclosed in December 2017.

About Athenex, Inc.

Founded in 2003, Athenex, Inc. is a global clinical stage biopharmaceutical company dedicated to becoming a leader in the discovery, development and commercialization of next generation drugs for the treatment of cancer. Athenex is organized around three platforms, including an Oncology Innovation Platform, a Commercial Platform and a Global Supply Chain Platform. The Company’s current clinical pipeline is derived from four different platform technologies: (1) Orascovery, based on non-absorbed P-glycoprotein inhibitor, (2) Src kinase inhibition, (3) T-cell receptor-engineered T-cells (TCR-T), and (4) Arginine deprivation therapy. Athenex’s employees worldwide are dedicated to improving the lives of cancer patients by creating more active and tolerable treatments. Athenex has offices in Buffalo and Clarence, New York; Cranford, New Jersey; Houston, Texas; Chicago, Illinois; Hong Kong; Taipei, Taiwan; multiple locations in Chongqing, China; Manchester, UK; Guatemala City, Guatemala and Buenos Aires, Argentina. For more information, please visit www.athenex.com.

About Guangzhou Xiangxue Pharmaceutical Co., Ltd. (XPH)

Founded in 1997 and is located in Guangzhou Science City, Guangzhou Economic & Technical Development District (GETDD), which is part of the core area of Guangdong, Hong Kong and Macao, or the Greater Bay Area. XPH is a high-tech enterprise integrating manufacturing, operation and R&D of products including pharmaceuticals, biological medicine, functional food, Chinese medicines and medical devices. XPH is recognized as one of pharmaceutical enterprises with most development potential in the industry in China and was listed in Shenzhen Stock Exchange in 2010 (stock code: 300147). XPH has directed its attention to leading biomedical technologies since 2012. XPH has built an international cooperative innovation system focusing on focused scientific research led by talent teams to introduce new medical innovative technologies. One important focus is on clinical immunotherapy development using the cutting-edge technologies involving high affinity specific T-cell receptor (TCR). Xiangxue Life Sciences (XLifeSc) is a wholly-owned subsidiary of Xiangxue Pharmaceutical, focused on TCR-based therapies for cancer and has developed a new generation TCR-T, named TAEST (TCR affinity enhanced specific T-cell-therapy), consisting of the expression of affinity enhanced T-cell receptors on the engineered T-cells to target HLA-antigenic peptide complex on certain types of cancer cells. Early clinical studies in China demonstrated a good safety profile in patients. For more information about XPH, visit www.xphcn.com

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. These forward-looking statements are typically identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the development stage of our primary clinical candidates and related risks involved in drug development, clinical trials, regulation, manufacturing and commercialization; our reliance on third parties for success in certain areas of Athenex’s business; our history of operating losses and need to raise additional capital to continue as a going concern; our ability to integrate CIDAL’s assets into our existing operations; competition; intellectual property risks; risks relating to doing business in China; the uncertainty of when, if at all, we will be able to resume producing API in our Chongqing plant; and the other risk factors set forth from time to time in our SEC filings, copies of which are available for free in the Investor Relations section of our website at http://ir.athenex.com/phoenix.zhtml?c=254495&p=irol-sec or upon request from our Investor Relations Department. All information provided in this release is as of the date hereof and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

CONTACTS

Investor Relations:

Tim McCarthy

Managing Director, LifeSci Advisors, LLC

Direct: 212-915-2564

Athenex, Inc.:

Randoll Sze

Chief Financial Officer

Email: RandollSze@athenex.com

Jacqueline Li

Corporate Development and Investor Relations

Email: JacquelineLi@athenex.com